EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-57876, 33-5300, 33-14064, 33-24854, 333-13175, 333-13173, 333-59832, 333-70710) and on Form S-3 (No. 33-56885) of Harsco Corporation of our report dated March 13, 2006 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 13, 2006